                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                        CENTURY BUSINESS SERVICES, INC.

                                       TO

                        CENTURY BUSINESS SERVICES, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 3 of the offer to purchase, dated June 10, 2003, this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the tender offer if:

          (a) certificates representing shares of common stock, par value $0.01 per share, of Century Business Services, Inc., a Delaware corporation ("CBIZ"), cannot be delivered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase); or

          (b) the procedure for book-entry transfer cannot be completed before the expiration date; or

          (c) time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the Depositary referred to below before the expiration date.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                FIFTH THIRD BANK

          By Mail or Overnight Delivery:                            By Hand Delivery:
             Corporate Trust Services                            Corporate Trust Services
              Mail Drop 10AT66-4129                                 580 Walnut Street
             38 Fountain Square Plaza                                   4th Floor
              Cincinnati, Ohio 45202                              Cincinnati, Ohio 45202

                                 By Facsimile:

                        (For Eligible Institutions Only)

                                 (513) 534-8909

                          For Confirmation Telephone:

                           Toll Free: (800) 837-2755
                             Local: (513) 534-5320

     FOR THIS NOTICE TO BE VALIDLY DELIVERED IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders the above described shares to CBIZ at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged.
                                     BOX A

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

     By checking one of the boxes below instead of the box under Box B, "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by CBIZ for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the tender offer to Purchase, at more than one price.

     Price (in Dollars) Per Share at Which Shares Are Being Tendered (check the appropriate box to indicate the tender price, not to be less than $3.00 and not to exceed $3.30).

     [ ] $3.00            [ ] $3.05            [ ] $3.10            [ ] $3.30
     [ ] $3.15            [ ] $3.20            [ ] $3.25

     Check the appropriate box above or, alternatively, check the box below under Box B, "Shares Tendered at Prices Determined Under the Tender Offer." Unless you check the box under Box B, if you do not check one and only one of the boxes above, you will not have validly tendered your shares.

                                     BOX B

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

[ ] The undersigned wants to maximize the chance of having CBIZ purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the boxes in Box A, the undersigned hereby tenders shares and is willing to accept the purchase price determined by CBIZ in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $3.00.

                  YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES
              UNLESS YOU COMPLETE ONE AND ONLY ONE OF BOX A OR BOX B

                                    ODD LOTS

     To be completed only if shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on June 9, 2003, and who continues to own, beneficially or of record, as of the expiration date an aggregate of fewer than 100 shares.

     The undersigned either (check one box):

[ ] is the beneficial or of record an aggregate of fewer than 100 shares and is tendering all of those shares; or

[ ] is a broker, dealer, commercial bank, trust company or other nominee that:

  (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner; and

  (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

     In addition, the undersigned is tendering shares either (check one box):

[ ] at the price per share indicated above under "Price (in Dollars) per Share at Which Shares are Being Tendered" in Box A on page 2 of this Notice of Guaranteed Delivery; or

[ ] at the purchase price, as the same shall be determined by CBIZ in accordance with the terms of the tender offer (persons checking this box should check Box B on page 2).

------------------------------------------------------------------------------------------------------

Number of shares of common stock:                   Name(s) of Record Holder(s):

--------------------------------------------------  --------------------------------------------------
Certificate Nos. (if available):

--------------------------------------------------  --------------------------------------------------
                                                    Please Print
If shares will be delivered by book-entry           Address:
transfer, provide the following information:
Account Number:                                     --------------------------------------------------
-----------------------------------------           --------------------------------------------------

                                                    Zip Code
                                                    Area code and Tel. No.:
                                                    ----------------------------------
                                                    Signature(s):
                                                    ----------------------------------------------
                                                    Dated: ____________, 2003
------------------------------------------------------------------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned is a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States and represents that: (a) the above-named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates for the shares tendered hereby in proper form for transfer, or (ii) confirmation that the shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of it), or an Agent's Message (as described in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

------------------------------------------------------------------------------------------------------

                   Name of Firm                                    Authorized Signature

--------------------------------------------------  --------------------------------------------------
                     Address                                              Title
--------------------------------------------------  Name
                                                    --------------------------------------------------
                     Zip Code                                      Please Type or Print
Area Code and Tel. No.:                             Dated: ____________________, 2003
  ----------------------------------
------------------------------------------------------------------------------------------------------

    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL